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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Dovenberg and John A. Gappa, and each of them, his true and lawful attorney-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed on this 27th day of July, 2001 by the following persons:



/s/ David E. Dovenberg
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David E. Dovenberg

/s/ John A. Gappa
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John A. Gappa

/s/ Samuel B. Humphries
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Samuel B. Humphries

/s/ Steven G. Segal
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Steven G. Segal

/s/ Edward D. Yun
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Edward D. Yun

/s/ Michael N. Cannizzaro
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Michael N. Cannizzaro